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                                WORKLAND & WITHERSPOON, PLLC
                                     ATTORNEYS AT LAW
                            714 WASHINGTON MUTUAL FINANCIAL CENTER
JAMES J. WORKLAND                    601 WEST MAIN AVENUE                         ROBERT R. ROWLEY+
PETER A. WITHERSPOON           SPOKANE, WASHINGTON   99201-0677                   ERIC J. SACHTJEN**
GARY D. BRAJCICH                  Telephone:  (509) 455-9077                       JAMES A. MCPHEE
GREGORY B. LIPSKER                Facsimile:  (509) 624-6441
                                E-mail:  workwith@workwith.com              +Also Admitted in Idaho
Of Counsel                                                                **Also Admitted in Alaska
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GARY C. RANDALL+

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                                October 21, 2003

Genesis Financial, Inc.
200 North Mullan Road, Suite 217
Spokane, WA  99206

         Re:      Registration Statement of Form SB-2
                  Commission File No. 333-103331

Ladies and Gentlemen:

We have represented Genesis Financial, Inc., a Washington corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act 737,280 shares of Common Stock issuable pursuant to a spin-off distribution ("Spin-Off Shares"). In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents; corporate and other records; certificates; and other papers, including the Registration Statement, amendments thereto and pertinent resolutions of the board of directors of the Company, as we deemed necessary to examine for the purpose of this opinion.

Based upon such examination, it is our opinion that the Spin-Off Shares to be issued have been duly authorized; and, when: (a) the pertinent provisions of the Act and such "blue sky" and securities laws as may be applicable have been complied with; and (b) such Spin-Off Shares have been duly delivered in the Spin-Off transaction as contemplated in the prospectus, such Spin-Off Shares will be validly issued, fully paid, and non-assessable.

The opinion expressed above is limited by Washington law, the applicable provisions of the Washington constitution, and the reported judicial decisions interpreting such laws; and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the registration statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                             /s/ Gregory B. Lipsker

                               Gregory B. Lipsker